Exhibit 99.2

3 rd Quarter 2019 Results Investor Presentation

Cautionary Statements This presentation contains forward - looking statements, as defined by federal securities laws, including, among other forward - looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward - looking statements. The forward - looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward - looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Factors that could cause or contribute to such differences include, without limitation, the following: general competitive, economic, political and market conditions and fluctuations, including, without limitation, movements in interest rates; competitive pressures on product pricing and services; the businesses of Ameris Bancorp (“Ameris”) and Fidelity Southern Corporation may not be integrated successfully or such integration may take longer to accomplish than expected following the parties’ merger; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with customers, employees or others; diversion of management time to merger - related issues; and success and timing of other business strategies. For a discussion of some of the other risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to Ameris’s filings with the Securities and Exchange Commission (the “SEC”), including Ameris’s Annual Report on Form 10 - K for the year ended December 31, 2018 and its subsequently filed Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K. Forward - looking statements speak only as of the date they are made, and Ameris undertakes no obligation to update or revise forward - looking statements.

The Ameris Bancorp Story Top of Class Operating Results Disciplined M&A Strategy in the Southeast • Management team focused on producing top quartile results, including 1 . 57 % Adjusted ROA and 18 . 95 % Adjusted ROTCE in 3 Q 2019 • Higher than peer EPS growth estimates in 2020 due to recent acquisition of Fidelity Southern Corporation (LION) • Managed minimal rate sensitivity despite significant growth in total assets and intense pressure on deposit costs in last cycle • 3 Q 19 net interest margin down slightly to 3 . 84% , from 3 . 91 % in 2 Q 19 , including impact of LION acquisition • Strong, attractive Southeastern markets and attractive lines of business give us the ability to grow organically at a safe pace • Growth prospects for TBV and capital levels are very attractive • CRE concentrations are moderate and forecast to decline • Diversified loan portfolio across geography and product lines • Completed acquisition of LION on July 1 , which increased assets approximately $ 5 . 17 billion – Data conversion scheduled for November 2019 • Previously announced four - six quarter pause on M&A activity – Management team is focused on successful integration of LION acquisition – Opportunities exist within our current markets due to competitor disruption • Successfully integrated acquisitions, including three transactions in 2018 with $ 3 . 1 billion in new assets

Clear Path to Future Increase in EPS Confidence in 2020 financial expectations: • Manage margin to mid single digit compression through funding expertise, capacity and better mix • Mid to high single digit balance sheet growth in strong economic times; able to dial back if necessary in downturns to protect credit and balance sheet • Reliable and profitable growth in all segments of loan production • Sustained profitability in lines of business (mortgage, premium finance, SBA) • Growing pipelines in Orlando and Atlanta as acquisitions and competitor disruption provide additional growth opportunities • Cost savings from LION acquisition identified to be fully implemented by end of first quarter 2020 • Maintain continued efficiency ratio discipline through reallocation of resources

Investment Rationale Operating Performance Organic Growth Opportunities Valuation • Historically top quartile return on assets (> 1 . 50 % YTD 2019 ) • Strong ROTCE’s that support organic and M&A growth (over 18 % YTD 2019 ) • Catalysts already identified that are expected to drive efficiency ratio to 50 % over next 12 months • Organic diversified growth opportunities while protecting credit in an economic downturn • Loan production is strong ; diversified across bank and lines of business • Competition for deposits is brisk ; however, noninterest bearing deposits have increased more than 10 % YTD 2019 , exclusive of deposits assumed from Fidelity • Material discount on earnings relative to Southeastern peer group suggests material upside and rare buying opportunity : – Current Price of $ 41 . 07 (1) is 9 . 6 x consensus 2020 estimates – Price to TBV of 2 . 02 x ; Price to consensus EOY 2019 TBV of 1 . 86 x – Expansion in multiples is likely as 2019 financial results and earnings are realized (1) Closing price on October 15 , 2019

3 rd Quarter 2019 Financial Results

Earnings Summary - Adjusted Basis (dollars in thousands, except per share data) Quarter to Date Results Year To Date Results 3Q19 3Q18 Change 2019 2018 Change Adjusted Net Income $ 68,539 $ 43,292 58% $ 156,336 $ 100,311 56% Adjusted Net Income Per Share $ 0.98 $ 0.91 8% $ 2.85 $ 2.40 19% Adjusted Return on Assets 1.57% 1.53% 2% 1.55% 1.46% 7% Adjusted Return on TCE 18.95% 20.50% - 8% 18.87% 18.47% 2% Net Interest Margin 3.84% 3.92% - 2% 3.89% 3.93% - 1% Adjusted Efficiency Ratio 57.25% 54.42% 5% 55.70% 57.02% - 2% Adjusted Net Overhead Ratio 1.14% 1.44% - 21% 1.30% 1.49% - 13%

3Q 2019 Operating Highlights • Growth in adjusted net income of 58.3% compared with 3Q18 • Growth in adjusted EPS of 8% compared with 3Q18 • Adjusted efficiency ratio of 57.25% compared with 53.77% in 2Q19 and 54.42% in 3Q18 • Adjusted ROA of 1.57%, compared with 1.56% in 2Q19 and 1.53% in 3Q18 • Adjusted ROTCE of 18.95%, compared with 18.79% in 2Q19 and 20.50% in 3Q18 • Net interest margin of 3.84%, compared with 3.91% in 2Q19 • Total revenue of $225.8 million, growth of 74.7% compared with 3Q18 • TBV decreased $0.52 per share to $20.29 per share compared with $20.81 at the end of 2Q19 (Includes dividends, merger and OCI impact) • Legacy non - performing assets decreased 5 basis points to 0.18% of total assets, compared with June 30, 2019

Operating Highlights (dollars in thousands) For the quarter For the year to date period 3Q19 3Q18 2019 2018 Asset Growth (1) 5,874,941 238,297 6,320,762 3,572,791 Asset Growth Rate 197.65% 8.52% 73.65% 60.64% Organic Loan Growth 282,928 68,529 846,906 490,324 Organic Loan Growth Rate 12.90% 3.36% 13.75% 11.49% Total Revenue 225,762 129,209 492,815 331,780 Total Revenue Growth 259.70% 20.41% 48.54% 22.20% Adjusted Operating Expenses (2) 126,650 70,882 273,869 190,904 Adjusted OPEX Growth 276.13% 22.89% 43.46% 15.00% Adjusted Efficiency (3) 57.25% 54.42% 55.70% 57.02% Legacy NPAs / Assets 0.18% 0.25% Credit Related Costs 7,083 3,343 17,049 15,848 (1) Asset growth is materially impacted in 3Q19 by the acquisition of Fidelity Bank and in 2Q18 by the acquisitions of Atlantic C oas t Bank and Hamilton State Bank (2) Adjusted operating expenses exclude merger related charges, executive retirement costs, restructuring charges, financial impa ct of hurricanes and loss on sale of premises (3) Adjusted efficiency ratio is Adjusted operating Expenses divided by Net Interest Income (TE) and Non - Interest Income, excluding gain/loss on securities, and servicing right impairment/recovery

Total Revenue $95.67 $95.10 $96.25 $108.25 $130.29 $131.10 $131.22 $137.95 $226.89 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 $250.0 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Total Quarterly Revenue (TE) (in millions) Spread Revenues • Growth in average earning assets of $4.93 billion, or 46.8%, from 2Q19 to 3Q19; $5.34 billion, or 52.7%, growth in average earning assets from 3Q18 to 3Q19 • Net Interest Margin of 3.84% in 3Q19, compared with 3.91% in 2Q19 • Slight decrease in margin in challenging rate environment as LION impact was absorbed – Decline in the yield on loans was partially offset by a decline in the cost of deposits Noninterest Income • Mortgage banking – increased $39.0 million, or 276.7%, in 3Q19 compared with 3Q18. Production increased $1.3 billion, or 278.1%, over the same period – 3Q19 production elevated due to interest rate environment; expected to reduce to normal levels in 4Q19 • Service charges – increased $721,000, or 5.7%, in 3Q19, compared with 3Q18 inclusive of Durbin Amendment impact • SBA revenues – noninterest income increased 164.7% over 3Q18 due to increased volume of sold loans

Net Interest Margin Stable margins over the entire rate cycle. $68.7 $71.5 $69.8 $76.9 $100.1 $100.6 $100.5 $102.7 $149.9 3.95% 3.94% 3.92% 3.95% 3.92% 3.91% 3.95% 3.91% 3.84% 3.70% 3.90% 4.10% 4.30% 4.50% 4.70% 4.90% 5.10% 5.30% 5.50% $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 $110.0 $120.0 $130.0 $140.0 $150.0 $160.0 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Net Interest Income (TE) (in millions) Loan Production Details Period Fixed Rate Variable Rate Total 3Q19 489.9 4.58% 684.1 5.43% 1,173.9 5.08% 2Q19 443.1 5.01% 411.7 6.00% 854.7 5.49% 1Q19 264.3 5.29% 349.2 6.15% 613.5 5.78% Spread Income and Margin: • Average earning assets were up $4.93 billion, increasing spread income by $47.1 million. • Margin down 7bps in the third quarter – Yield on earning assets was impacted by LION in 3Q19 as well as a decline in loan production yields – Deposit costs decreased by 11bps – Growth in noninterest bearing deposits outpaced total deposit growth such that noninterest bearing deposits are over 29% of total deposits at quarter end – Low to mid single digit margin compression expected with each additional 25bp Fed cut Accretion income a small part of our revenues: • 2.1% of revenue in 2019 YTD • 2.6% of revenue in 2018 • 2.9% of revenue in 2017 • 4.3% of revenue in 2016

Expenses Steady, Adjusted Operating Expenses (1) OPEX Highlights: $14.2 $18.5 $17.3 $18.0 $15.7 $19.6 $45.5 $43.5 $43.8 $53.6 $52.9 $56.6 $55.3 $81.1 0.0 25.0 50.0 75.0 100.0 125.0 150.0 1Q 18 2Q 18 3Q 18 4Q18 1Q 19 2Q 19 3Q 19 Adjusted Operating Expenses (in millions) LOBs Banking 1 – Adjusted operating expenses exclude merger and conversion costs, executive retirement benefits, restructuring charges related to branch consolidation plan, compliance resolution expenses, financial impact of hurricanes and loss on sale of premises. • Increase in 3Q19 core operating expenses primarily due to LION acquisition – Cost saves from acquisition expected to be fully phased in during 2020. – Expect additional cost saves in 4Q19 as data conversion is completed in early November – Efficiency ratio was expected to be below 60% until fully phased in cost saves; 3Q19 was better than expected at 57.25% • Increase in lines of business - related operating expenses due to increased commissions related to elevated production levels, as well as LION acquisition • Continue to drive expense control behaviors throughout the Company and look for efficiencies in our administrative functions

Capital and TBV $17.86 $16.90 $17.12 $17.78 $18.83 $19.73 $20.81 $20.29 $6.00 $8.50 $11.00 $13.50 $16.00 $18.50 $21.00 $23.50 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 Tangible Book Value Consistent Growth in TBV Steady Capital Levels Support Growth Rate • Historically, consistent growth in TBV • TBV decreased $0.52 in 3Q19 – $0.23 from retained earnings – ($0.02) from change in OCI – ($0.73) from all other items including merger • TCE / TA at quarter end of 8.43%, up from 8.22% at the end of 4Q18 • In line with projected proforma TCE of 8.4% when LION acquisition was announced • 3Q19 Adjusted ROTCE of 18.95% • Normalized ROTCE in the range of 17% - 19% for 2019

Credit Quality and Loan Diversification

Diversified Loan Portfolio • Largest category of loans = 21% of total – well diversified Mortgage loans & HELOCs • Participations purchased only 1% of total loans • Average loan size = $75M (all loan types) • Only 11% of total loans in Construction or A&D • CRE and C&D concentrations are 242% and 86%, respectively, at 3Q19 • Credit Admin Management consists of CCO, SCO and six Regional Credit Officers. Collectively, they have 70 years with Ameris and 256 years of banking experience 3Q19 Loan Portfolio Agriculture 1.8% C&I 17.2% Municipal 4.5% Consumer 12.6% Investor CRE 17.9% Owner Occupied CRE 11.5% AC&D 11.0% Multi - Family 2.1% SFR Mortgage (ex HFS) 21.4%

Diversified Loan Portfolio $79.5 $22.7 $14.7 $10.6 $8.6 $7.4 $6.2 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 1 50 100 150 200 250 300 Relative Size of our Top 300 Relationships (MM's) Relationship Groupings Total Committed Exposure (MM's) % of Total Portfolio Top 25 Relationships $ 981.4 10.8% Top 50 Relationships $ 1,654.3 18.2% Top 100 Relationships $ 2,563.2 28.2% Top 250 Relationships $ 4059.9 44.7% Top 300 Relationships $ 4,389.4 48.3% Individual Groupings Total Committed Exposure (MM’s) ) Largest Relationship $ 79.5 10th Largest $ 37.7 50th Largest $ 22.7 100th Largest $ 14.7 200th Largest $ 8.6 300th Largest $ 6.2

Non - performing Asset Trend • Non - Performing Assets increased to $128.8MM, or 0.73% of Total Assets at 3Q19, as a result of acquisition of LION • Quarter - end NPAs total 16bps less than projected during initial due diligence of LION • Ameris has completed five acquisitions since YE14 resulting in an increase in Total Assets from $4.0B to $17.8B at 3Q19 2.17% 1.09% 0.85% 0.68% 0.55% 0.73% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 2014 2015 2016 2017 2018 3Q19 NPL-Legacy NPL-Purchased NPL-90+ DPD (USPF) OREO-Legacy OREO-Purchased NPA / Total Assets

Investor CRE Loans • >75% of CRE assets are concentrated within our four - state footprint, primarily Atlanta, Jacksonville, Orlando, Tampa, Tallahassee, Columbia, Savannah and Charleston MSAs • At 3Q19, Past Due and Nonaccrual loans totaled 11 bps and 46 bps, respectively. Loan Type Outstanding (MM's) % NPL % PD Office $ 668.6 0.29% 0.26% Retail (inc Single - Tenant) $ 537.0 0.16% 0.05% Hotels / Motels $ 415.0 0.70% 0.16% Multi - Family $ 384.2 0.06% 0.00% Warehouse / Industrial $ 295.5 0.34% 0.01% RRE Construction - Spec $ 280.2 0.02% 0.00% Strip Center, Non - Anchored $ 274.2 0.00% 0.00% Strip Center, Anchored $ 259.0 0.00% 0.00% RRE Construction - Pre - Sold $ 189.1 0.00% 0.34% Misc CRE (ALF, Church, etc ) $ 135.9 3.04% 0.15% All Other Types $ 569.5 1.25% 0.18% $ 4,008.2 0.46% 0.11% Investor CRE 17.9% AC&D 11.0% Multi - Family 2.1%

3Q19 Commercial Real Estate Production

3Q19 Construction and Development Loan Production Summary:

Loan Type		Outstanding (MM's)		Committed Exposure (MM's)		Avg Loan Size (000's)
RRE Construction - Spec	$	46.7	$	119.6	$	258.8
RRE Construction - Model	$	0.3	$	0.5	$	233.8
RRE Construction - Pre-Sold	$	42.7	$	102.2	$	269.0
A&D, RRE Lots, Other Land Loans	$	2.2	$	3.4	$	311.5
	$	91.9	$	225.7		263.9

3Q19 Commercial Real Estate Production Summary:

Loan Type		Outstanding (MM's)		Committed Exposure (MM's)	Direct Debt Service Coverage (DSC)*	Loan / Value*
Multi-Family	$	32.6	$	144.0	1.44	60.8%
Hotels / Motels	$	1.7	$	31.6	2.38	71.5%
Office	$	4.4	$	9.8	1.42	74.4%
Warehouse / Industrial	$	14.5	$	42.7	1.63	60.5%
Misc CRE (ALF, Church, Colleges)	$	22.7	$	46.4	1.66	61.2%
Retail (inc Single-Tenant)	$	31.8	$	65.1	1.74	68.1%
Strip Center, Anchored	$	73.7	$	85.1	1.63	66.4%
Strip Center, Non-Anchored	$	12.5	$	25.9	1.39	70.2%
	$	193.9	$	450.6	1.66	65.4%

*Based on the average of all loans in that category > $500M Committed Exposure

- 3Q19 production of C&D and CRE loans - $716.8MM committed exposure
  - Residential Real Estate Construction:
    - 3Q19 production spec to sold ratio of 1.1:1
    - Total RRE construction portfolio global spec to sold 1.4:1 at 9/30/19
    - Spec loans at low average loan size of $258.9M
  - Investor CRE 3Q19 production:
    - Average 1.66:1 debt service coverage
    - Average 65.4% loan/value

C&I Loans • Largest segment is US Premium Finance at $699.0MM • 3Q19 USPF Production Stats: • Mortgage Warehouse Division funded $4.5 billion of loans in 2018 and $4.6B through 3Q19 – 3% annualized growth through 2019 • Total approved guidance lines = $866.0 million • Average days on line = 19 days • No losses in 2017, 2018 or through 3Q19 • Sold $101.4MM Corporate Finance Group Portfolio in 3Q19. Retained four loans totaling $13.7MM 3Q19 Rolling 12 - Mos $$ Production $407.0MM $1.4B W/A Down Payment 21.4% 21.2% W/A # Installments 9.7 mos 9.7 mos C&I 17.2% Lending Division Balance (in millions) % Portfolio % Nonaccruing Average Loan Size (in thousands) US Premium Finance $699.0 31.4% 0.46% $16.8 Mortgage Warehouse / MSR $583.9 26.3% 0.00% $265.8 Patriot Capital $119.2 5.4% 0.34% $89.5 Ameris Equipment Finance $105.1 4.7% 0.48% $243.8 Government Guaranteed Lending $51.1 2.3% 8.02% $122.7 Corporate Finance $13.7 0.6% 5.11% $4,712.2 Other $652.1 29.3% 0.44% $112.7 Totals $2,224.1 0.53%

Mortgage Loans SFR Mortgage (ex HFS) 21.0% • Portfolio Loans consist of: • Legacy Bank mortgage loans - $469.1 million • Mortgage division - $1,758.9 million • Purchased mortgage pools - $219.0 million • Home Equity LOCs - $324.3 million • Mortgage division production is underwritten to secondary market standards, as follows: 4Q18 1Q19 2Q19 3Q19 Net Production $94.1MM $41.5MM $68.6MM $119.8MM Avg DTI 36.1% 36.2% 35.5% 36.6% Avg LTV 81.1% 81.2% 77.8% 81.3% Avg FICO 725 723 719 725 Overall Past Due 2.07% 2.04% 1.64% 3.54% SFR Mortgage (ex HFS) 21.4%

Ameris Bancorp Press Release & Financial Highlights September 30, 2019